EXHIBIT 16.7

                           GENERAL SECURITY AGREEMENT

1. Interactive Nutrition International Inc. of 2487 Kaladar Ave., Suite 360E, Ottawa, Ontario, K1V 8B9


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             (NAME OF DEBTOR)                        (ADDRESS OF DEBTOR)

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(the "Debtor") for valuable consideration grants, assigns, transfers, sets over, mortgages and charges to


Interactive Nutrition Inc.
                                          --------------------------------------

(the "Secured Party") as and by way of a fixed and specific mortgage and charge, and grants to the Secured Party, a security interest in the present and after acquired undertaking and property (other than consumer goods) of the Debtor including all the right, title, interest and benefit which the Debtor now has or may hereafter have in all property of the kinds hereinafter described (the "Collateral"):

(a) all goods comprising the inventory of the Debtor including but not limited to goods held for sale or lease or that have been leased or consigned to or by the Debtor or furnished or to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession or finished goods and timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, all livestock and the young and unborn young thereof and all crops;

(b) all goods which are not inventory or consumer goods, including but not limited to furniture, fixtures, equipment, machinery, plant, tools, vehicles and other tangible personal property, whether described in Schedule "A" hereto or not;

(c) all accounts, including deposit accounts in banks, credit unions, trust companies and similar institutions, debts, demands and choses in action which are now due, owing or accruing due or which may hereafter become due, owing or accruing due to the Debtor, and all claims of any kind which the Debtor now has or may hereafter have including but not limited to claims against the Crown and claims under insurance policies;

(d)  all chattel paper;

(e) all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f) all instruments, shares, stock, warrants, bonds, debentures, debenture stock or other securities, money, letters of credit, advices of credit and cheques;

(g) all intangibles including but not limited to contracts, agreements, options, permits, licences, consents, approvals, authorizations, orders, judgments, certificates, rulings, insurance policies, agricultural and other quotas, subsidies, franchises, immunities, privileges, and benefits and all goodwill, patents, trade marks, trade names, trade secrets, inventions, processes, copyrights and other industrial or intellectual property;

(h) with respect to the personal property described in subparagraphs (a) to (g) inclusive, all books, accounts, invoices, letters, papers, documents, disks, and other records in any form, electronic or otherwise, evidencing or relating thereto; and all contracts, securities, instruments and other rights and benefits in respect thereof;

(i) with respect to the personal property described in subparagraphs (a) to (h) inclusive, all parts, components, renewals, substitutions and replacements thereof and all attachments, accessories and increases, additions and accessions thereto; and

(j) with respect to the personal property described in subparagraphs (a) to (i) inclusive, all proceeds therefrom (other than consumer goods), including personal property in any form or fixtures derived directly or indirectly from any dealing with such property or proceeds therefrom, and any insurance or other payment as indemnity or compensation for loss of or damage to such property or any right to such payment, and any payment made in total or partial discharge or redemption of an intangible, chattel paper, instrument or security; and

     In this Agreement, the words "goods", "consumer goods", "account", "account debtor", "inventory", "crops", "equipment", "fixtures", "chattel paper", "document of title", "instrument", "money", "security", or "securities", "intangible", "receiver", "proceeds" and "accessions" shall have the same meanings as their defined meanings where such words are defined in the Personal Property Security Act of the province or territory in which the Branch of the Secured Party mentioned in paragraph 1 is located, such Act, including any amendments thereto, being referred to in this Agreement as "the PPSA". In this Agreement, "Collateral" shall refer to "Collateral or any item thereof ".

2. The fixed and specific mortgages and charges and the security interest granted under this Agreement secure payment and performance of all obligations of the Debtor to the Secured Party pursuant to a convertible promissory note of even date and pursuant to Sections 2.02 and 8.04 of a share purchase agreement of even date (the "Obligations").

3. The Debtor hereby represents and warrants to the Secured Party that:

(a) all of the Collateral is, or when the Debtor acquires any right, title or interest therein, will be then sole property of the Debtor free and clear of all security interests, mortgages, charges, hypothecs, liens or other encumbrances except for the security interest of the Royal Bank of Canada and as disclosed by the Debtor to the Secured Party in writing;

(b) the Collateral insofar as it consists of goods (other than inventory enroute from suppliers or enroute to Debtors or on lease or consignment) will be kept at the locations specified in Schedule "B" hereto or at such other locations as the Debtor shall specify in writing to the Secured Party and subject to the provisions of paragraph 4 (j) none of the Collateral shall be moved therefrom without the written consent of the Secured Party;

(c) the Debtor's chief executive address is located at the address specified in paragraph 1;

(d)  none of the Collateral consists of consumer goods; and

(e) this Agreement has been properly authorized and constitutes a legally valid and binding obligation of the Debtor in accordance with its terms.

4. The Debtor hereby agrees that:

(a) the Debtor shall diligently maintain, use and operate the Collateral and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof;

(b) the Debtor shall cause the Collateral to be insured and kept insured to the full insurable value thereof with reputable insurers against loss or damage by fire and such other risks as the Secured Party may reasonably require and shall maintain such insurance with loss if any payable to the Secured Party and shall lodge such policies with the Secured Party;

(c) the Debtor shall pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same shall become due and payable, and shall exhibit to the Secured Party, when required, the receipts and vouchers establishing such payment;

(d) the Debtor shall duly observe and conform to all valid requirements of any governmental authority relative to any of the Collateral and all covenants, terms and conditions upon or under which the Collateral is held;

(e) the Debtor shall keep proper books of account in accordance with sound accounting practice, shall furnish to the Secured Party such financial information and statements and such information and statements relating to the Collateral as the Secured Party may from time to time require, and the Debtor shall permit the Secured Party or its authorized agents at any time to examine all books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

(f) the Debtor shall furnish to the Secured Party such information with respect to the Collateral and the insurance thereon as the Secured Party may from time to time require and shall give written notice to the Secured Party of all litigation before any court, administrative board or other tribunal affecting the Debtor or the Collateral;

(g)  the Debtor shall defend the title to the Collateral against all persons;

(h) the Debtor shall, upon request by the Secured Party, execute and deliver all such financing statements, certificates, further assignments and documents and do all such further acts and things as may be considered by the Secured Party to be necessary or desirable to give effect to the intent of this Agreement;

(i) the Debtor shall promptly notify the Secured Party in writing of any event which occurs that would have a material adverse effect upon the Collateral or upon the financial condition of the Debtor and immediately upon the Debtor's acquisition of rights in any vehicle, mobile home, trailer, boat, aircraft or aircraft engine, shall promptly provide the Secured Party with full particulars of such collateral; and

(j) the Debtor will not change its name or the location of its chief executive office or place of business or sell, exchange, transfer, assign or lease or otherwise dispose of or change the use of the Collateral or any interest therein or modify, amend or terminate any chattel paper, document of title, instrument, security or intangible, without the prior written consent of the Secured Party, except that the Debtor may, until an event of default set out in paragraph 9 occurs, sell or lease inventory in the ordinary course of the Debtor's business; and

5. Until an event of default occurs, the Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement, but the Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith, and for such purpose shall permit the Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by the Debtor to examine and inspect the Collateral and related records and documents.

6. After an event of default occurs, the Secured Party may give notice to any or all account debtors of the Debtor and to any or all persons liable to the Debtor under an instrument to make all further payments to the Secured Party and any payments or other proceeds of Collateral received by the Debtor from account debtors or from any persons liable to the Debtor under an instrument, whether before or after such notice is given by the Secured Party, shall be held by the Debtor in trust for the Secured Party and paid over to the Secured Party upon request. The Secured Party may take control of all proceeds of Collateral and may apply any money taken as Collateral to the satisfaction of the Obligations secured hereby. The Secured Party may hold as additional security any increase or profits, except money, received from any Collateral in the Secured Party's possession, and may apply any money received from such Collateral to reduce the Obligations secured hereby and may hold any balance as additional security for such part of the Obligations as may not yet be due, whether absolute or contingent. The Secured Party will not be obligated to keep any Collateral separate or identifiable. In the case of any instrument, security or chattel paper comprising part of the Collateral, the Secured Party will not be obligated to take any necessary or other steps to preserve rights against other persons.

7. The Secured Party may have any Collateral comprising instruments, shares, stock, warrants, bonds, debentures, debenture stock or other securities, registered in its name or in the name of its nominee and shall be entitled but not bound or required to vote in respect of such Collateral at any meeting at which the holder thereof is entitled to vote and, generally, to exercise any of the rights which the holder of such Collateral may at any time have; but the Secured Party shall not be responsible for any loss occasioned by the exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof.

8. Upon the Debtor's failure to perform any of its duties hereunder, the Secured Party may, but shall not be obliged to, upon reasonable notice to the Debtor perform any or all of such duties, without waiving any rights to enforce this Agreement, and the Debtor shall pay to the Secured Party, forthwith upon written demand therefor, an amount equal to the reasonable costs, fees and expenses incurred by the Secured Party in so doing plus interest thereon from the date such costs, fees and expenses are incurred until paid at the rate of 3% per annum over the Prime Lending Rate of the Secured Party in effect from time to time. The "Prime Lending Rate of the Secured Party" means the variable per annum, reference rate of interest as announced and adjusted by the Secured Party from time to time for loans made by the Secured Party in Canada in Canadian dollars.

9. The happening of any one or more of the following events shall constitute an event of default under this Agreement:

(a)  if the Debtor does not pay when due any of the Obligations within fifteen
     (15) days following written demand therefor;

(b) if the Debtor does not perform any provisions of this Agreement or of any other agreement to which the Debtor and the Secured Party are parties within fifteen (15) days following written demand therefor or such greater period of time as may be required with the exercise of reasonable diligence by the Debtor;

(c) if the Debtor ceases or threatens to cease to carry on its business, commits an act of bankruptcy, becomes insolvent, makes an assignment or proposal under the Bankruptcy Act, takes advantage of provisions for relief under the Companies Creditors Arrangement Act or any other legislation for the benefit of insolvent debtors, transfers all or substantially all of its assets, or proposes a compromise or arrangement to its creditors;

(d) if any proceeding is taken with respect to a compromise or arrangement, or to have the Debtor declared bankrupt or wound up, or if any proceeding is taken, whether in court or under the terms of any agreement or appointment in writing, to have a receiver appointed of any Collateral or if any encumbrance becomes enforceable against any Collateral;

(e) if any execution, sequestration or extent or any other process of any court becomes enforceable against the Debtor or if any distress or analogous process is levied upon any Collateral;

(f) if the Debtor should do, or agree to do, any of the following without the prior written consent of the Secured Party:

                (i) make any amendment to the articles of incorporation of the Debtor;

                (ii) authorize the issuance of any shares or securities convertible into shares;

                (iii) complete a sale of all or substantially all of the assets of the Debtor or a transaction or series of related transactions involving the amalgamation, business combination or merger of the Debtor with another corporation or entity, or an arrangement or other transaction, pursuant to which the holders of voting securities of the Debtor immediately prior to the transaction or series of related transactions hold, immediately after such transaction or series of related transactions, directly or indirectly, 50% or less of the votes that would be entitled to be cast at a general meeting of shareholders of the Debtor.

                (iv) move or substantially carry on the business of the Debtor outside of the City of Ottawa or move any of the Collateral outside the City of Ottawa;

                (v) terminate the employment of any of Joseph Nesrallah, Pamela Nesrallah or Eli Nesrallah except for just cause;

                (vi) sell, convey or otherwise dispose of all of the Debtor's right, title or interest in any material intellectual property owned by the Debtor or all or substantially all of its assets;

                (vii) take any action that will lead to or result in a material change in the nature of the business of the Debtor or the engagement directly or indirectly in any other business actively unrelated to the business of the Debtor as presently conducted;

                (viii) make any loan or grant any other financial assistance to any shareholder of the Debtor;

                (ix) grant any security interest against the Collateral which shall have priority over the security created hereby;

                (x) declare or pay a dividend during the occurrence of an event of default under this Agreement;

10. If an event of default occurs, the Secured Party may declare that the Obligations shall immediately become due and payable in full, and the Secured Party may proceed to enforce payment of the Obligations and the Debtor and the Secured Party shall have, in addition to any other rights and remedies provided by law, the rights and remedies of a debtor and a secured party respectively under the PPSA and other applicable legislation and those provided by this Agreement. The Secured Party may take possession of the Collateral, enter upon any premises of the Debtor, otherwise enforce this Agreement and enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law and may use the Collateral in the manner and to the extent that the Secured Party may consider appropriate and may hold, insure, repair, process, maintain, protect, preserve, prepare for disposition and dispose of the same and may require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at a reasonably convenient place designated by the Secured Party.

11. Where required to do so by the PPSA, the Secured Party shall give to the Debtor the written notice required by the PPSA of any intended disposition of the Collateral by serving such notice personally on the Debtor or by mailing such notice by registered mail to the last known post office address of the Debtor or by any other method authorized or permitted by the PPSA.

12. If an event of default occurs, the Secured Party may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral and may remove any receiver so appointed by the Secured Party and appoint another in his stead; and any such receiver appointed by instrument in writing shall, to the extent permitted by applicable law or to such lesser extent permitted, have all of the rights, benefits and powers of the Secured Party hereunder or under the PPSA or otherwise and without limitation have power (a) to take possession of the Collateral, (b) to carry on all or any part or parts of the business of the Debtor, (c) to borrow money required for the seizure, retaking, repossession, holding, insurance, repairing, processing, maintaining, protecting, preserving, preparing for disposition, disposition of the Collateral and for any other enforcement of this Agreement or for the carrying on of the business of the Debtor on the security of the Collateral in priority to the security interest created under this Agreement, and (d) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine provided that if any such disposition involves deferred payment the Secured Party will not be accountable for and the Debtor will not be entitled to be credited with the proceeds of any such disposition until the monies therefor are actually received; and further provided that any such receiver shall be deemed the agent of the Debtor and the Secured Party shall not be in any way responsible for any misconduct or negligence of any such receiver.

13. Any proceeds of any disposition of any Collateral may be applied by the Secured Party to the payment of expenses incurred or paid in connection with seizing, repossessing, retaking, holding, repairing, processing, insuring, preserving, preparing for disposition and disposing of the Collateral (including reasonable solicitor's fees and legal expenses and any other reasonable expenses), and any balance of such proceeds may be applied by the Secured Party towards the payment of the Obligations in such order of application as the Secured Party may from time to time effect. All such expenses and all amounts borrowed on the security of the Collateral under paragraph 12 shall bear interest at the rate of 3% per annum over the Prime Lending Rate of the Secured Party in effect from time to time, shall be payable by the Debtor upon demand and shall be Obligations under this Agreement. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the expenses incurred by the Secured Party, the Debtor shall be liable to pay any deficiency to the Secured Party on demand.

14. The Debtor and the Secured Party further agree that:

(a) the Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral or other security as the Secured Party may see fit without prejudice to the liability of the Debtor and the Secured Party's rights under this Agreement;

(b) this Agreement shall be considered as satisfied and discharged by the payment of the Obligations and shall be in addition to and not in substitution for any other security now or hereafter held by the Secured Party;

(c) nothing in this Agreement shall obligate the Secured Party to make any loan or accommodation to the Debtor or extend the time for payment or satisfaction of the Obligations;

(d) any failure by the Secured Party to exercise any right set out in this Agreement shall not constitute a waiver thereof; nothing in this Agreement or in the Obligations secured by this Agreement shall preclude any other remedy by action or otherwise for the enforcement of this Agreement or the payment in full of the Obligations secured by this Agreement;

(e) all rights of the Secured Party under this Agreement shall be assignable and in any action brought by an assignee to enforce such rights, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or may hereafter have against the Secured Party;

(f) all rights of the Secured Party under this Agreement shall enure to the benefit of its successors and assigns and all obligations of the Debtor under this Agreement shall bind the Debtor and its successors and assigns;

(g) if more than one Debtor executes this Agreement, their obligations under this Agreement shall be joint and several, and the Obligations shall include those of all or any one or more of them;

(h) if the Debtor is a corporation, the Limitation of Civil Rights Act of the province of Saskatchewan shall have no application to this Agreement, or to any agreement or instrument renewing or extending or collateral to this Agreement or to the rights, powers or remedies of the Secured Party under this Agreement;

(i) this Agreement shall be governed in all respects by the laws of the Province of Ontario;

(j) the time for attachment of the security interest created hereby has not been postponed and is intended to attach when this Agreement is signed by the Debtor and attaches at that time to Collateral in which the Debtor then has any right, title or interest and attaches to Collateral in which the Debtor subsequently acquires any right, title or interest at the time when the Debtor first acquires such right, title or interest.

The Debtor acknowledges receiving a copy of this Agreement.

The Debtor expressly waives the right to receive a copy of any financing statement or financing change statement which may be registered by the Secured Party in connection with this Agreement or any verification statement issued with respect thereto where such waiver is not otherwise prohibited by law.

Signed this 31st day of March 2004.
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                                 Debtor:      INTERACTIVE NUTRITION INC.
                                              ---------------------------


                                              By:
                                                 ------------------------

                                 Name:

                                 Title:

                                 I have authority to bind the Corporation


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


                                  SCHEDULE "A"

                           (Description of Collateral)

                                  SCHEDULE "B"

                            (Location of Collateral)

1.       2760 Sheffield Road, Ottawa, Ontario

2.       Units 360E and 420E, 2487 Kaladar Avenue, Ottawa, Ontario